ASSIGNMENT
                               OF
                       PURCHASE AGREEMENT

      THIS ASSIGNMENT made and entered into this 9th day of January, 2004, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI Real Estate Fund XVIII Limited Partnership, a Minnesota limited partnership, and AEI Net Lease Income & Growth Fund XIX Limited Partnership, a Minnesota limited partnership (as tenants in common, together collectively referred to as "Assignee");

     WITNESSETH, that:

     WHEREAS, on the 19th day of December, 2003, Assignor entered into a Purchase Agreement ("the Agreement") for that certain property located at the northwest corner of the intersection of Grant Avenue and Standard Avenue, City of Auburn, County of Cayuga, New York (the "Property") with Grant Ave. & Standard Ave. Development, LLC, as Seller; and

      WHEREAS, Assignor desires to assign to AEI Real Estate Fund XVIII Limited Partnership, an undivided fifty percent (50.0%) interest as a tenant in common; and AEI Net Lease Income & Growth Fund XIX Limited Partnership, an undivided fifty percent (50.0%) interest as a tenant in common, of its rights, title and interest in, to and under the Agreement as hereinafter provided;

      NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Agreement to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement.

All other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect.


ASSIGNOR:

AEI FUND MANAGEMENT, INC.,
a Minnesota corporation


By:  /s/ Robert P Johnson
         Robert P. Johnson, its President


ASSIGNEE:

AEI REAL ESTATE FUND XVIII
   LIMITED PARTNERSHIP,
a Minnesota limited partnership

BY: AEI FUND MANAGEMENT XVIII, INC.,
     its General Partner


By: /s/ Robert P Johnson
        Robert P. Johnson, its President

AEI NET LEASE INCOME & GROWTH
    FUND XIX LIMITED PARTNERSHIP,
a Minnesota limited partnership

BY: AEI FUND MANAGEMENT XIX, INC.,
     its General Partner


By: /s/ Robert P Johnson
        Robert P. Johnson, its President




                   PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement (this "Agreement") is entered into as of this 19th day of December, 2003, between GRANT AVE. & STANDARD AVE. DEVELOPMENT, LLC, a New York limited liability company ("Seller"), and AEI FUND MANAGEMENT, INC., a Minnesota corporation ("Buyer"). The date on which the last party hereto executes this Agreement is hereafter referred to as the "Effective Date".

     In consideration of the mutual covenants set forth herein and in consideration of the earnest money deposit herein called for, the parties agree as follows:

     Section 1. Sale and Purchase. Seller shall sell, convey, and assign to Buyer, and Buyer shall purchase, assume and accept from Seller, for the Purchase Price (hereinafter defined) and on and subject to the terms and conditions herein set forth, the following:

 (a) the tract or parcel of land comprised of approximately 2.27 acres and located at the northwest corner of the intersection of Grant Avenue and Standard Avenue, City of Auburn, County of Cayuga, New York, and more particularly described in Exhibit A attached hereto, together with all rights and interests appurtenant thereto, including all of Seller's right, title, and interest in and to adjacent streets, alleys, rights-of-way, and any adjacent strips and gores of real estate (the "Land"); all improvements located on the Land, including that certain one-story building which consists of approximately 13,813 square feet (the "Improvements"); and all rights, titles, and interests appurtenant to the Land and Improvements;

 (b) all of Seller's interest in and rights and obligations under the Lease dated September 17, 2003, by and between Seller and Eckerd Corporation (the "Tenant"), providing for the use and occupancy of the improvements and Land (the "Lease"); and all rents prepaid for any period subsequent to the Closing Date (defined below); and

       (c) to the extent assignable by Seller and not previously assigned to Tenant as required under the Lease, all of the following, if any, relating solely to the Land and the Improvements; (1) warranties, guaranties, indemnities, and claims (all subject to Seller's reservation of its rights with respect to claims thereunder which arise from facts or circumstances existing prior to the Closing Date or during any period when Seller remains liable to Tenant or Buyer with respect to the Property), (2) plans, drawings, specifications, surveys, engineering reports, and other technical information, and (3) other property (real, personal, or any other) relating to the leasing, maintenance, service, or operation of the Land,
Improvements, or the Lease (such assignment to be subject to Seller's reservation of its rights with respect to claims thereunder which arise from facts or circumstances existing prior to the Closing Date or during any period when Seller remains liable to Tenant or Buyer with respect to the Property).

The above-listed items are herein collectively called the "Property". All of the Property shall be sold, conveyed, and assigned to Buyer at Closing (defined below) free and clear of all liens except for the lien of real property taxes not yet due and payable, and subject to the Permitted Encumbrances (defined below).

     Section 2. Purchase and Sale. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property upon the terms and conditions set forth in this Agreement.

     Section 3. Purchase Price. The Purchase Price ("Purchase Price") for the Property shall be $4,487,900 (computed based upon a 8.23% capitalization of the current annual rent) to be paid in cash or cash equivalent as set forth in Section 9, subject to adjustment thereof pursuant to Section 9(e) hereof.

  Section 4. Earnest Money. Within two (2) business days after the Effective Date, Buyer shall deliver to the party designated by Seller at the address to be supplied by Seller, at Ticor Title Insurance Company, Syracuse, NY ("Title Company") a check or wire transfer in the amount of $75,000.00 (the "Earnest Money"), which the Title Company shall immediately deposit for collection in an interest bearing account or accounts bearing interest at not less than the daily passbook rate. If for any reason this Agreement is terminated prior to the expiration of the Inspection Period, then the Earnest Money and any interest accrued thereon shall be immediately returned to Buyer. If this Purchase and Sale Agreement is not so terminated, Buyer shall deposit with the Title Company within two (2) business days after the end of the Inspection Period an additional $75,000, which shall be part of the Earnest Money and which shall also be deposited in an interest bearing account and held in accordance with the terms hereof. If the transaction contemplated hereby proceeds to Closing, the Earnest Money shall be paid to Seller at Closing and Buyer shall receive a credit against the Purchase Price payable hereunder in the amount of the Earnest Money plus interest accrued thereon. If Buyer does not terminate this Purchase and Sale Agreement as set forth in and when allowed under Sections 5, 6 or 7 hereof, or otherwise as expressly allowed hereunder, the Earnest Money shall, except to the extent any of the contingencies to Buyer's performance hereunder (including without limitation Seller's performance of its obligations hereunder) shall not be satisfied, thereafter be deemed non-refundable. As used in this Agreement, the term "Earnest Money" shall mean the amount deposited by Buyer, together with all interest accrued thereon or deemed to have accrued thereon, as provided above.

   Section 5.     Delivery of Information by Seller.  Within five
(5) days of the Effective Date, Seller shall deliver or cause to be delivered to Buyer the following:

    (a) A title insurance commitment issued by-the Title Company naming Buyer as the proposed insured and insuring Buyer in the amount of the Purchase Price (the "Title Commitment");

   (b) Copies of all documents referred to in the Title Commitment (the "Title Commitment Documents");

   (c) A copy of Seller's existing Phase I Environmental Report and copies of any other environmental reports on the Property in Seller's possession;

  (d) A copy of Seller's existing ALTA/ACSM Land and Improvements survey (the "Existing Survey");

 (e)  A copy of the executed Lease and any amendments thereto;

  (f)  Soil boring logs;

  (g) If in Seller's possession, zoning information concerning the current zoning of the Property;

  (h)  Site plans and building plans and specifications;

  (i) Names, addresses and phone numbers of utility companies servicing the Property;

  (j)  Copy of real estate tax statement;

  (k)  Two years of annual financial statements for the Tenant.

Buyer shall have an "Inspection Period" of twenty-one (21) days from receipt of the foregoing to review and approve the foregoing or terminate this Agreement in accordance with the terms of subparagraph 6(b) below in Buyer's sole discretion.

Seller, at its own expense, shall provide Buyer with the following, which Buyer shall have fifteen (15) days from the receipt of the last of the following to review (the "Review Period"); provided, however, Buyer shall use its best efforts to complete its review of such items in a timely manner to expedite the transaction toward closing, and shall waive (in Buyer's sole but reasonable discretion) the requirement of an entire 15 day review period as to a de minimis number of the following items that may not be available until several days prior to closing:

          (l) A copy of any items to be specifically assigned to Buyer under paragraph 1(c) and the proposed assignment thereof;

          (m) A current ALTA As-Built Survey certified to Buyer and Title Company (Buyer's review thereof shall be confined to matters not theretofore reflected on the Title Commitment or the Existing
Survey as provided to Buyer);

          (n)  Proposed general warranty deed;

          (o)  Balance Sheet of Seller;

          (p) An original Reliance Letter certified to Buyer from the engineer who prepared the Seller's Phase I Environmental Report;

          (q) Certificate of Occupancy, and Certificate of Completion from the project architect and general contractor certifying that as of the date thereof and to their best knowledge, the Improvements
have   been   completed  in  accordance  with   the   plans   and
specifications for the Property and substantially comply with all applicable rules and regulations of governmental authorities having jurisdiction over the Property and the objective standards of the Americans with Disabilities Act;

          (r) Certificate of Insurance evidencing Tenant's compliance with the Lease requirements;

          (s) A project cost statement, signed by Seller, itemizing in percentages totaling 100%, the following costs: land acquisition, soft costs, building construction, and site work;

          (t) Copies of all warranties, and assignments thereof, issued to or required to be provided to Tenant as designated in the Lease.

The documents described in this Section are herein collectively called the "Documents," and the information contained in the Documents is herein collectively called the "Information." Seller further agrees to deliver to Buyer any information that shall come to Seller's attention prior to the Closing that shall materially, adversely impact the Documents, the Information, the Property, or the Tenant. Buyer shall have a right to terminate this Agreement based upon such materially adverse information and shall receive the return of its Earnest Money together with any interest thereon if this Agreement is so terminated on such basis.

     Section 6.     Right of Inspection.

  (a) Buyer may conduct a site inspection of the Property during the Inspection Period (defined above) and Buyer may elect to not purchase the Property and terminate this Agreement in accordance with the terms of Paragraph (b) below if, in its sole discretion, it is not satisfied with the results of such inspection. In conducting its inspection Buyer shall not unreasonably interfere with the business and operations of Tenant or construction activities of Seller. Further, Buyer shall indemnify, defend and hold Seller harmless from any and all costs, damages, and liabilities whatsoever, including reasonable attorney's fees, arising out of Buyer's inspection of the Property and the
Information, which obligation shall expressly survive any termination of this Agreement. Except as may be required by law or by legal proceedings, Buyer shall keep all Information furnished to it by Seller or obtained by Buyer strictly confidential; provided, however, that the same may be disclosed to Buyer's lenders, accountants and attorneys to the extent necessary to consummate this transaction and to the extent such recipients agree to maintain such confidentiality. Buyer's obligations under this Section shall survive the termination of this Agreement for any reason.

 (b) If for any reason Buyer determines that it shall not proceed with this transaction, then Buyer may terminate this Agreement, by delivering to Seller a written notice of termination at any time during the period ending at 5:00 p.m., Minneapolis, Minnesota time, on the last day of the Inspection Period. If
Buyer does not so terminate this Agreement, Buyer shall have waived its right to terminate this Agreement, except as otherwise expressly set forth herein.

     Section 7. Title. Buyer may, at any time during the Inspection Period, object in writing ("Buyer's Title Objection Notice") and in good faith to any liens, encumbrances, and other matters reflected by the Title Commitment. All such matters to which Buyer so objects shall be "Non-Permitted Encumbrances"; if no such objection notice is given during the Inspection Period, all matters reflected by the Title Commitment shall be "Permitted Encumbrances." Seller may, but shall not be obligated to, cure, remove or insure around all Non-Permitted Encumbrances. In addition, Seller shall be obligated to remove or insure around by Closing all mortgages, deeds of trust, judgment liens, mechanic's and materialmen's liens, and other monetary liens against the Property (other than the liens for taxes and assessments which are not delinquent), whether or not Buyer objects thereto during the Inspection Period. Within five (5) days after receipt of Buyer's Title Objection Notice, Seller shall provide an updated title insurance commitment (the "Title Commitment Update"). If the Title Commitment Update does not address all of Buyer's objections set forth in Buyer's Title Objection Notice to the reasonable satisfaction of Buyer, then Buyer may either
(a) terminate this Agreement in accordance with Section 11(b) by written notice to Seller within five (5) business days after receipt of the Title Commitment Update or (b) purchase the Property subject to the Non-Permitted Encumbrances (other than monetary liens that Seller is obligated to remove or insure around), and the Non-Permitted Encumbrances (other than liens that Seller is obligated to remove or insure around) shall thereafter be deemed Permitted Encumbrances. The Lease is hereby designated as a Permitted Encumbrance.

      In addition, Buyer may, within five (5) days after receipt of the As-Built Survey to be delivered by Seller to Buyer pursuant to Section 5(m) hereof, object in writing to matters reflected on such As-Built Survey so long as (i) such objections are to matters which render title to the Property unmarketable, which constitute a material deviation from the Site Plan attached to the Lease, or which otherwise constitute a violation of applicable zoning ordinances and (ii) such objections, to the extent not previously covered by Buyer's Title Objections, relate to matters not reflected on the Existing Survey heretofore delivered by Seller to Buyer. Seller may, but shall not be obligated to, cure or remove any such survey objections made by Buyer in accordance with this Section 7. If Seller does not cause all such survey objections to be removed, cured or insured around to Buyer's reasonable satisfaction within fifteen (15) days after receipt by Seller of such survey objections, then Buyer may either (a) terminate this Agreement in accordance with
Section 11(b) by delivering notice to Seller prior to the expiration of such fifteen (15) day period or (b) purchase the Property subject to such survey objections.

     Section  8.      Seller's Representations,  Warranties,  and
Covenants.   Seller  hereby  represents  and  warrants  to,   and
covenants with, Buyer that:

   (a) Except for this Agreement and the Lease and those matters disclosed in the materials delivered to Buyer pursuant to Section 5 hereof, it is not aware of any other agreements or leases with respect to the Property, including none of the following that will survive the Closing such as maintenance, service, or utility contracts (the "Property Agreements");

  (b) It does not have any actions or proceedings pending, which would materially affect the Property or Tenant, except matters fully covered by insurance;

 (c) The consummation of the transactions contemplated hereunder, and the performance of this Agreement and the delivery of the warranty deed to Buyer, will not result in any breach of, or constitute a default under, any instrument to which Seller is a party or by which Seller may be bound or affected;

  (d) All of Seller's covenants, agreements, and representations made herein, and in any and all documents which may be delivered pursuant hereto, shall survive for one (1) year from the delivery to Buyer of the warranty deed and other documents furnished in accordance with this Agreement, and the provision hereof shall continue to inure for one (1) year to Buyer's benefit and its successors and assigns;

  (e) The Property is in good condition, substantially undamaged by fire and other hazards, and has not been made the subject of any condemnation proceeding;

  (f) Seller has full right, power, and authority to execute and deliver this Agreement and to consummate the purchase and sale transaction provided for herein without obtaining any further consents or approvals from, or the taking of any other actions with respect to, any third parties; and this Agreement, when executed and delivered by Seller and Buyer, will constitute the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms;

 (g) To the best of Seller's knowledge, the Property is presently not in violation of applicable environmental law, and contains no hazardous materials in excess of amounts allowed by applicable law except for the presence on the Property of such materials as may be held by Tenant in customary amounts for resale or maintenance of the Property;

     (h) Seller has not received from any governmental authority written notice of any violation of law, rule, regulation, permit, certificate, or approval or license, which has not heretofore been cured;

  (i) To the best of Seller's knowledge, there are no attachments, executions, assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy pending, or threatened against Seller;

  (j) The copies of all documents and other documents delivered by Seller to Buyer pursuant to this Agreement shall, to Seller's current actual knowledge, be true and complete in all material respects; provided, however, that Seller makes no representation or warranty whatsoever as to the contents or subject matter of any Documents, Information or other items prepared by third parties;

  (k)  The Lease submitted to Buyer;

    (1) is a true and complete copy of the Lease with all exhibits attached;

   (2)  has not been modified, altered or amended; and

   (3) is in full force and effect without any uncured material default by either Landlord or Tenant.

          (l) Seller represents and warrants the transaction contemplated herein does not represent a fraudulent conveyance.

All of Seller's representations and warranties shall be true as of the Closing Date and shall survive the Closing for one (1) year; Buyer may not take any action for breach of such representations and warranties unless it shall have given Seller written notice of such breach in reasonable detail not later than a date that is one (1) year from the Closing Date. Seller shall have thirty (30) days to commence to cure any such breach after receipt of Buyer's timely written notice and so long thereafter as is reasonably necessary to complete such cure.

  Section 9. Closing. The closing of the sale of the Property by Seller to Buyer (the "Closing") shall occur upon the later of:
(a) on or before the tenth (10th) business day after the expiration of the Inspection Period or (b) within ten (10) business days after the Tenant takes possession of the building and begins paying rent (the "Closing Date"). The parties may elect to close prior to the scheduled Closing Date upon mutual consent. An escrow officer of the Title Company at its office in Syracuse, New York shall close this transaction. Time is of the essence with regard to the Closing Date. At the Closing, the following, which are mutually concurrent conditions, shall occur;

          (a) Buyer, at its expense, shall deliver or cause to be delivered to Seller the following:

           (1) the Purchase Price in funds available for immediate value in Seller's accounts;

           (2) the Earnest Money shall be delivered to Seller and credited against the Purchase Price;

          (3) an Assignment and Assumption of Lease in the form attached hereto and incorporated herein as Exhibit B (the "Assignment and Assumption of Lease"), fully executed and acknowledged by Buyer;

          (4) evidence satisfactory to Seller and Title Company that the person executing the Closing documents on behalf of Buyer has full right, power, and authority to do so; and

          (5) such other documents as may be reasonably requested by the Title Company or Seller in accordance with this Agreement.

         (b) Seller, at its expense, shall deliver or cause to be delivered to Buyer the following:

          (1) The Assignment and Assumption of Lease, fully executed and acknowledged by Seller, accompanied by the original Lease and original Amendments thereto, if any;

          (2) A New York statutory form of general warranty deed in the form to be mutually agreed upon by the parties prior to the expiration of the Review Period, fully executed and acknowledged by Seller, conveying to Buyer the Land and Improvements;

          (3) A tenant estoppel certificate in the form as shown on Exhibit C attached hereto, fully executed by Tenant;

          (4) Evidence reasonably satisfactory to Buyer and Title Company that the persons executing and delivering the Closing documents on behalf of Seller have full right, power and authority to do so;

         (5) A certificate meeting the requirements of Section 1445 of the Internal Revenue Code of 1986, executed and sworn to by Seller;

         (6) such other documents as may be reasonably requested by the Title Company or by Buyer in accordance with this Agreement, or as are customarily executed in New York to effectuate the conveyance of property similar to the Property;

        (7) Assignment of documents as required in paragraph 1 (c) hereof; and
       (8) a so-called "No Further Action Letter" (the "NFA Letter") from the New York State Department of Environmental Conservation (the "DEC") with respect to Seller's environmental remediation of the Property, which NFA Letter shall contain the following language with respect to Seller's environmental remediation of the Property: (i) that the DEC "is satisfied that all work has been completed and is requiring no further remediation at this time," or (ii) "no further remedial action is necessary at this time," or (iii) "no further site assessment or remedial activities are necessary at this time," or (iv) that the DEC "is not requiring further remedial action to be performed at this time," or (v) language of similar effect as the language set forth in the foregoing items (i) through (v).

   (c) Seller shall pay the following costs of closing: escrow fees, recording costs, and any brokerage fees to third parties engaged by Seller. Each party shall pay one-half of all other closing costs, such as realty transfer tax (deed stamps), and fees to obtain the title insurance commitment and policy premiums; each party shall pay its own attorney's fees. Buyer shall pay the mortgage tax due on any mortgage granted by Buyer at closing, if any.

 (d) Rent due under the Lease shall be prorated as of the Closing Date, Seller being charged and credited for all of same up to the Closing Date and Buyer being charged and credited for all of same on and after the Closing Date; provided, however, that, if the wire payoff to Seller's mortgagee is received later than l :00pm EST on the day of Closing then the Seller, and not Buyer, shall
be   credited  for  the  Rent  paid  under  the  Lease  that   is
attributable to the day of closing. Utility charges and taxes are paid by the Tenant and shall not be prorated at Closing. All prorations made at Closing shall be considered a final settlement between the parties.

  (e) Notwithstanding anything contained herein to the contrary, in the event that the amount of "Rent" (as defined in the Lease) is adjusted after the Closing pursuant to Section 9.7.5 of the Lease, the parties shall adjust the Purchase Price within ten
(10) days after determination of such final adjustment of Rent to an amount based upon an 8.23% capitalization rate of the final annual Rent payable by Tenant under the Lease. Upon determination of the adjusted Purchase Price, the amounts due and owing from either party hereunder shall be paid in full within ten (10) days thereafter.

     Section 10. Destruction, Damage, or Taking Before Closing. If, before Closing, all or any material part of the Land or Improvements are destroyed or damaged, or become subject to condemnation or eminent domain proceedings, then Seller shall promptly notify Buyer thereof. Buyer may elect to proceed with the Closing (subject to the other provisions of this Agreement and with no reduction in the Purchase Price) by delivering notice thereof to Seller within five (5) business days of receipt of Seller's notice respecting the damage, destruction, or taking, but in such event Buyer shall be entitled to all insurance proceeds or condemnation awards payable as a result of such damage or taking and, to the extent the same may be necessary or appropriate, Seller shall assign to Buyer at Closing Seller's rights to such proceeds or awards. If, within five (5) business days of receipt of Seller's notice respecting the damage, destruction, or taking, Buyer notifies Seller of its intent to terminate this Agreement, or if Buyer gives no notice within such period, then Buyer shall be deemed to have terminated this
Agreement  pursuant to Section 11(b).  For the purposes  of  this
Section  10,  damage  or  a  taking shall  be  considered  to  be
"material"  if  the  value  of  the  portion  of  the   Land   or
Improvements damaged or taken exceeds an amount equal to twenty five percent (25%) of the Purchase Price, or, in the case of a taking, if the portion of the Land or Improvements taken are such that Tenant has the right to terminate the Lease.

     Section 11.    Termination and Remedies.

   (a) If Buyer fails to consummate the purchase of the Property pursuant to this Agreement for any reason other than termination hereof pursuant to a right granted to Buyer in herein, or if Buyer breaches any covenant or provision of this Agreement, then Seller, as its sole remedy, may terminate this Agreement by notifying Buyer thereof, in which event Title Company shall deliver the Earnest Money, together with all interest thereon, to Seller as LIQUIDATED DAMAGES. In addition to the foregoing, Seller shall also be entitled to recover all reasonable expenses, including reasonable attorney's fees and litigation costs, incurred in connection with obtaining the Earnest Money following a breach hereof by Buyer.

 (b) If Buyer terminates this Agreement pursuant to its rights to do so hereunder and is not in default under this Agreement, then the Earnest Money, together with all interest thereon, shall be returned to Buyer, whereupon neither party hereto shall have any further rights or obligations hereunder, except for those which expressly survive the termination of this Agreement.

      (c) If Seller fails to consummate the sale of the Property pursuant to this Agreement for any reason other than Buyer's failure to perform its obligations hereunder, or termination hereof by Buyer in accordance with Section 11(b), then Buyer, as its exclusive remedies therefore, may: (1) terminate this Agreement by notifying Seller thereof, in which case the Earnest Money, together with all interest thereon, shall be returned to Buyer and neither party hereto shall have any further rights or obligations hereunder, except for those which expressly survive the termination of this Agreement; or (2) enforce specific performance of the obligations of Seller hereunder.

  (d) The provision for payment of liquidated damages in Section 11 (a) has been included because, in the event of a breach by Buyer, the actual damages to be incurred by Seller can reasonably be expected to approximate the amount of liquidated damages called for herein and because the actual amount of such damages would be difficult if not impossible to measure accurately.

   (e) This Agreement shall not be recorded in any public records in the State of New York or the county where the Property is located, and any such recording by or for Buyer shall be a default hereunder.

 Section 12. Seller's Continuing Obligations. Notwithstanding assignment of the Lease to Buyer as contemplated by Section 9 hereof, Seller shall remain liable for the performance of the obligations of Landlord under the Lease with respect to: (i) Landlord's obligations under Sections 9.7.5 and 9.7.11 of the Lease to deliver plans or other documents relating to design of the Improvements or the construction thereof; and (ii) performance under any warranty claims received from Tenant with respect to the Premises pursuant to the "One-Year Warranty" set forth in Section 9.4 of the Lease. The provisions of this paragraph shall survive Closing of the sale of the Property to Buyer, and the parties agree to confirm such survival in writing at Closing.

  Section 13. Notices. All notices provided or permitted to be given under this Agreement must be in writing and may be served by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; by delivering the same in person to such party; by reputable overnight courier delivery; or by facsimile copy transmission with printed confirmation of receipt
thereof.   Notice given in accordance herewith shall be effective
upon delivery to the address of the addressee. Any notice given by facsimile transmission shall be followed by a hard copy or by
hand  delivery.   For purposes of notice, the  addresses  of  the
parties shall be as follows:

     If to Seller, to:

          Mr. Joseph P. Kane
          Grant Ave. & Standard Ave. Development, LLC
          C/O Westlake Development, LLC
          Skyline Building, Suite B-1
          753James Street
          Syracuse, NY 13203
          Phone No.: (315) 471-5462
          Fax No.: (315) 471-6436

     With a copy to:

          Stephen G. Etoll, Esq.
          Shulman, Curtin, Grundner & Regan, PC
          250 S. Clinton Street, Suite 502
          Syracuse, NY 13202
          Phone No.: (315) 424-8944
          Fax No.: (315) 424-8205

     If to Buyer, to:

          AEI Fund Management, Inc.
          30 East 7th Street, Suite 1300
          St. Paul, Minnesota 55101
          Attention:  Jennifer Schreiner
          Phone No.: (651) 227-7333
          Fax No.: (651) 227-7705

     With a copy to:

          Thomas M. Hart
          Winthrop & Weinstine, P.A.
          Suite 3500, 225 South Sixth Street
          Minneapolis, MN 55402-4629
          Phone No.: 612-604-6624
          Fax: 612-604-6800

Either party hereto may change its address for notice by giving three (3) days' prior written notice thereof to the other party.

     Section 14. Assigns/Beneficiaries. Buyer may assign its rights and obligations under this Agreement to a wholly owned or controlled affiliate or subsidiary of Buyer and at Closing designate such entity to take title to the Property and to all rights conveyed by Seller to Buyer under this Agreement without the written consent of Seller. Except for the assignments provided for in the preceding sentence, Buyer may neither assign its rights under this Agreement nor delegate its duties hereunder without prior written consent of Seller, which Seller may grant or withhold in its sole and absolute discretion. Should Buyer assign this Agreement or delegate its duties without the prior written consent of Seller, then in addition to all the rights, remedies, and recourses available at law or in equity, Seller may terminate this Agreement and the Title Company shall forthwith deliver the Earnest Money to Seller. Seller may assign all of its right, title and interest in and to this Agreement to any other entity that is directly or indirectly wholly owned by Seller. Such permitted assignment shall include any assignment that may be deemed to occur by operation of law in connection with  any  merger or consolidation of Seller entity  with  and/or into any other entity directly or indirectly wholly-owned by Seller (an "Intragroup Merger"). Any such Intragroup Merger shall not be deemed a breach of, cause a default under or trigger any right of termination under, any other provision of this Agreement. Furthermore, Seller may assign this Agreement or any rights hereunder to any corporation that acquires all or substantially all of the assets of Seller. This Agreement is for the sole benefit of Seller and Buyer, and no third party is intended to be a beneficiary of this Agreement.

     Section 15. Commissions. Buyer and Seller represent that neither engaged a broker for this transaction.

     Section 16. Computation of Time. If the expiration date of any period or time for performance hereunder falls on a Saturday, Sunday, or legal holiday, then, in such event, the expiration date of such period or time for performance shall be extended to the next business day.

  Section 17. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State in which the Property is located.

  Section 18. Entire Agreement. This Agreement is the entire agreement between Seller and Buyer concerning the sale of the Property, and no modification hereof or subsequent agreement relative to the subject matter hereof shall be binding on either party unless reduced to writing and signed by both parties. All Exhibits attached hereto are incorporated herein by this reference for all purposes.

 Section 19. Rule of Construction; No Waiver. Buyer and Seller acknowledge that each party has reviewed this Agreement and has had adequate opportunity to consult legal counsel with respect thereto and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any
amendments  hereto.   No  provision of this  Agreement  shall  be
deemed to have been waived by either party unless the waiver is in writing and signed by that party. No custom or practice which may evolve between the Buyer and Seller during the term of this Agreement shall be deemed or construed to waive or lessen the right of either of the parties hereto to insist upon strict compliance with the terms of this Agreement.

     Section 20. No Recording. Neither this Agreement nor any memorandum hereof shall be recorded in any public records where the Property is located or elsewhere.

  Section 21. Attorney's Fees. If a dispute arises between the parties as a result of or in connection with this Agreement, then the prevailing party shall be entitled to a reimbursement of its reasonable costs and expenses, including reasonable attorney's fees, in addition to all other remedies.

 Section 22. Expiration. This offer to Purchase by Buyer shall expire if not executed by Seller and returned to Buyer on or before December 23, 2003.

Executed effective as of the date first set forth above.

                             SELLER:

                             GRANT AVE. & STANDARD AVE.
                             DEVELOPMENT, LLC,
                             a   New   York   limited   liability
                             company

BY:  WESTLAKE HOLDING, INC., ITS SOLE MEMBER, A
                                  New York corporation

                             By:  /s/ Joseph P Kane
                             Name:    Joseph P. Kane
                             Title:   President
                             Date:    December 19, 2003

                             BUYER:

                             AEI FUND MANAGEMENT, INC.,
                             a Minnesota corporation

                             By:  /s/ Robert P Johnson
                             Name:    Robert P. Johnson
                             Title:   President
                             Date:    December 18, 2003



                          EXHIBIT A
                     (Legal Description)


ALL THAT CERTAIN PIECE OR PARCEL OF LAND SITUATE IN THE CITY OF AUBURN, COUNTY OF CAYUGA, STATE OF NEW YORK, KNOWN AND DISTINGUISHED AS PART OF THE GREAT LOT NO 38 OF THE OLD TOWNSHIP OF AURELIUS AND BEING MOR EPARTICULARLY BOUNDED AND DESCRIPED AS FOLLOWS:

BEGINNING AT A POINT ON THE WESTERLY MARGIN OF GRANT AVENUE AT ITS INTERSECTION WITH THE NORTHERLY MARGIN OF STANDART AVENUE; THENCE NORTH 85 DEG 30 MIN 00 SEC WEST ALONG SAID MARGIN OF STANDART AVENUE A DISTANCE OF 336.66 FEET TO A POINT ON THE DIVISION LINE BETWEEN THE LANDS NOW OR FORMERLY OF AS DESCRIBED IN BOOK 760 OF DEEDS AT PAGE 35 ON THE SOUTHEAST AND THE LANDS NOW OR FORMERLY OF STANDART WOODS ASSOCIATES LIMITED PARTNERSHIP AS DESCRIBED IN BOOK 724 OF DEED AT PAGE 78 ON THE NORTHWEST THENCE NORTH 37 DEG 12 MIN 00 SEC EAST ALONG SIAD DIVISION LINE, A DISANCE OF 555.20 FEET TO A POINT ON THE DIVISION LINE BETWEEN THE SAID LANDS OF DILAN ON THE SOUTHWEST AND THE LANDS NOW OR FORMERLY OF ALICE GALLINGER AS DESCRIBED IN BOOK 725 OF DEEDS AT PAGE 154 ON THE NORTHEAST THENCE SOUTH 52 DEG 40 MIN 00 SEC EAST ALONG SAID DIVISION LINE, A DISTANCE OF 102L00 FEET TO A PINT ON THE DIVISION LINE BETWEEN THE SAID LANDS OF DILAN ON THE NORTHWEST AND THE LANDS NOW OR FORMERLY OF THE SALVATION ARMY AS DESCRIBED IN BOOK 570 OF DEEDS AT PAGE 44 ON THE SOUTHEAST THENCE SOUTH 37 DEG 12 MIN 00 SEC WEST ALONG SAID DIVISION LINE A DISTANCE OF 180.00 FEET TO A POINT ON THE DIVISION LINE BETWEEN THE LANDS NOR OR FORMERLY OF JEOA OF AUBURN LLC AS DESCRIBED IN BOOK 1053 OF DEEDS AT PAGE 225 ON THE SOUTHWEST AND THE SAID LANDS OF THE SALVATION ARMY ON THE NORTHEAST: THENCE SOUTH 52 DEG 48 MIN 00 SEC EAST ALONG SIAD DIVISION LINE, A DISTANCE OF 183.00 FEET TO A POINT ON THE SAID MARGIN OF GRANT AVENUE THENCE SOUTH 37 DEG 12 MIN 00 SE WEST ALONG SIAD MARGIN A DISTANE OF 192.23 FEET TO THE POINT OF BEGINNING CONTAINING 2.2777 ACRES OR 99,218 SQUARE FEET OF LANDS, MORE OR LESS.

THE ABOVE DESCRIBED PARCEL IS INTENDED TO BE THE COMBINATION OF THE PARCELS CONVEYED TO HOR DILAJ BY DEED DATED APRIL 28, 1988 AND RECORED AS BOOK 780 OF DEEDS AT PAGE 35 PARCEL CONVEYED TO JEDA OF AUBURN LLC OF AUBURN LLC DATED APRIL 10, 2001 AND RECORDED AS BOOK 1053 OF DEEDS AT PAGE 225.